UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  1/8/2008

DANVERS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-333896

Delaware	04-344675
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Conant Street, Danvers, Massachusetts 01923

(Address of Principal Executive Offices, Including Zip Code)

(978) 777-2200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in this Report

Item 8.01.    Other Events.

On January 8, 2008, Danvers Bancorp, Inc., a Delaware corporation (the “Company”), issued a press release announcing that it expects to complete its initial public offering on Wednesday, January 9, 2008.  The release states that the offering is being made in connection with the conversion of Danvers Bancorp, Inc. (MHC), the current mutual holding company parent of Danversbank, from mutual to stock form and that trading is expected to commence on January 10, 2008, on the NASDAQ Global Select Market under the symbol “DNBK.”   For more information, reference is made to the Company’s press release dated January 8, 2008, a copy of which is attached to this Report as Exhibit 99.1.

On January 9, 2008, the Company issued a press release announcing that its previously-announced conversion from mutual holding company to stock holding company form and initial public offering were completed at the close of business on Wednesday, January 9, 2008.  The release states that shares of the Company are expected to begin trading on Thursday, January 10, 2008, on the NASDAQ Global Select Market under the symbol “DNBK.”  For more information, reference is made to the Company’s press release dated January 9, 2008, a copy of which is attached to this Report as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits-See Exhibit Index following signature page.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: January 9, 2008	DANVERS BANCORP, INC.

	By:	/s/ Kevin T. Bottomley
Kevin T. Bottomley
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated January 8, 2008
EX-99.2	Press Release dated January 9, 2008